Exhibit 99.1

LAZARD LTD REPORTS

FULL-YEAR AND FOURTH-QUARTER 2021 RESULTS

Record annual and quarterly operating revenue, operating income and net income, as adjusted	Record annual and quarterly Financial Advisory operating revenue, reflecting strong broad-based activity across the business	Record annual and quarterly Asset Management operating revenue and year-end assets under management

NEW YORK, February 3, 2022 – Lazard Ltd (NYSE: LAZ) today reported record annual operating revenue1 of $3,139 million for the year ended December 31, 2021. Net income, as adjusted2, was a record $576 million, or $5.04 per share (diluted) for the year. On a U.S. GAAP basis, net income for the year was $528 million, or $4.63 per share (diluted).

For the fourth quarter of 2021, net income, as adjusted, was $217 million, or $1.92 per share (diluted), a quarterly record. On a U.S. GAAP basis, net income for the fourth quarter was $210 million, or $1.86 per share (diluted).

“Our results underscore the strong performance by both our businesses across our global franchise,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “With unprecedented advisory activity and a robust level of assets under management, we continue to invest for growth and long-term shareholder value.”

($ in millions, except per share data and AUM)	Year Ended Dec. 31,			Quarter Ended Dec. 31,
	2021	2020	%’21-’20	2021	2020	%’21-’20
Net Income (loss)
US GAAP	$528	$402	31%	$210	$190	11%
Per share, diluted	$4.63	$3.54	31%	$1.86	$1.64	13%
Adjusted[2]	$576	$410	40%	$217	$192	13%
Per share, diluted	$5.04	$3.60	40%	$1.92	$1.66	16%
Operating Revenue[1]
Total operating revenue	$3,139	$2,524	24%	$968	$849	14%
Financial Advisory	$1,778	$1,403	27%	$608	$509	20%
Asset Management	$1,329	$1,111	20%	$347	$336	3%
AUM ($ in billions)
Period End	$274	$259	6%
Average	$272	$225	21%	$274	$246	11%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation to U.S. GAAP is on page 14-15.

OPERATING REVENUE

Operating revenue1 was a record $3,139 million for 2021, 24% higher than 2020. Fourth-quarter 2021 operating revenue was a record $968 million, 14% higher than the fourth quarter of 2020.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the full year of 2021, Financial Advisory operating revenue was a record $1,778 million, 27% higher than 2020.

For the fourth quarter of 2021, Financial Advisory operating revenue was a quarterly record $608 million, 20% higher than the fourth quarter of 2020.

During and since the fourth quarter of 2021, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): The Special Committee of the Board of VMware in Dell’s $52.5 billion spin-off of its 81% equity stake in the company and VMware’s payment of a special cash dividend; Clayton, Dubilier & Rice fund on the sale of its stake in Belron, valuing Belron at €21.0 billion; Air Products & Chemicals’ $12.0 billion joint venture in Jazan, Saudi Arabia; The Special Committee of the Board of Athene in Athene’s $11 billion merger with Apollo; Terminix on its acquisition by Rentokil Initial plc, for an enterprise value of $7.5 billion; 3G Capital on its acquisition of a controlling interest in Hunter Douglas, valuing the company at $7.1 billion; Altice’s $6.3 billion sale of its French towers joint venture with KKR to Cellnex; Affiliate of Lone Star Funds on its €5.2 billion sale of MBCC Group to Sika; SNCF’s €3.2 billion sale of Ermewa to a consortium made of CDPQ and DWS; Blackstone Infrastructure Partners’ approximately $3.0 billion investment in Invenergy Renewables Holdings; Allstate’s $2.8 billion sale of Allstate Life Insurance to Blackstone; Charterhouse Capital Partners in Mirion Technologies’ combination with GS Acquisition Holdings Corp II, valuing Mirion at $2.6 billion; Saint-Gobain’s $2.3 billion acquisition of GCP Applied Technologies; Mubadala Capital’s $1.7 billion acquisition of the RLAM refinery from Petrobras; Vitrolife’s €1.25 billion acquisition of Igenomix; Obagi’s $1.2 billion announced combination with Waldencast and Milk Makeup; IBM on the separation of its Managed Infrastructure Services unit; and APEX Clean Energy on the sale of a majority stake in the company to funds managed by Ares Management.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the fourth quarter of 2021, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Alto Maipo S.P.A.; Andrade Gutierrez; Assured Guaranty in connection with Puerto Rico’s restructuring; Basic Energy Services; Brazos Electric Power Cooperative; Corp Grupo Banking S.A.; Grupo GICSA; Intelsat S.A.; NMC Health; Nordic Aviation Capital; Seadrill Limited; and Stoneway Capital.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of Lazard’s publicly announced Financial Advisory transactions, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the full year of 2021, Asset Management operating revenue was a record $1,329 million, 20% higher than 2020. For the fourth quarter of 2021, Asset Management operating revenue was a record $347 million, 3% higher than the fourth quarter of 2020.

Management fees and other revenue was $1,208 million for full-year 2021, 15% higher than 2020. For the fourth quarter of 2021, management fees and other revenue was $301 million, 6% higher than the fourth quarter of 2020, and 1% lower than the third quarter of 2021.

Average assets under management (AUM) for full-year 2021 was a record $272 billion, 21% higher than 2020. Average AUM for the fourth quarter of 2021 was $274 billion, 11% higher than the fourth quarter of 2020, and 2% lower than the third quarter of 2021.

AUM as of December 31, 2021 was a year-end record $274 billion, up 6% from December 31, 2020, and approximately even with September 30, 2021. The sequential change from September 30, 2021 was driven by market appreciation of $9.9 billion, partially offset by foreign exchange depreciation of $2.0 billion and net outflows of $6.7 billion.

For the full year of 2021, incentive fees were a record $120 million, compared to $58 million for 2020. For the fourth quarter of 2021, incentive fees were $46 million, compared to $52 million for the fourth quarter of 2020.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted compensation and benefits expense1 for 2021 was $1,836 million, 22% higher than 2020. The corresponding adjusted compensation ratio1 was 58.5% for 2021, compared to 59.5% for 2020.

Awarded compensation expense1 for 2021 was $1,846 million, 22% higher than 2020. The corresponding awarded compensation ratio1 was 58.8% for 2021, compared to 59.8% for 2020.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for 2021 was $472 million, 9% higher than 2020. The ratio of non-compensation expense to operating revenue1 was 15.0% for 2021, compared to 17.1% for 2020.

Adjusted non-compensation expense1 for the fourth quarter of 2021 was $134 million, 15% higher than the fourth quarter of 2020. The ratio of non-compensation expense to operating revenue1 was 13.8% for the fourth quarter of 2021, compared to 13.7% for the fourth quarter of 2020.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $181 million for full-year 2021 and $54 million for the fourth quarter of 2021. The effective tax rate on the same basis was 23.9% for full-year 2021, compared to 20.2% for full-year 2020.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In 2021, Lazard returned $670 million to shareholders, which included: $196 million in dividends; $406 million in share repurchases of our Class A common stock; and $68 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During 2021, we repurchased 9.1 million shares of our Class A common stock at an average price of $44.51 per share. On February 2, 2022, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2024, bringing our total outstanding share repurchase authorization to $431 million.

On February 2, 2022, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on February 25, 2022, to stockholders of record on February 14, 2022.

As of December 31, 2021, our cash and cash equivalents were $1,465 million, and stockholders’ equity related to Lazard’s interests was $975 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EST on February 3, 2022, to discuss the company’s financial results for the full year and fourth quarter of 2021. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 289-0720 (U.S. and Canada) or +1 (323) 701-0160 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EST on February 3, 2022, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 8108108.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 41 cities and 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Fourth-quarter and full-year 2021 adjusted results exclude losses of $23.6 million (full-year) associated with restructuring and closing of certain offices, pre-tax charges of $1.0 million and $4.6 million, respectively, relating to office space reorganization, and $0.1 million and $16.5 million, respectively, relating to expenses associated with restructuring and closing of certain offices and $2.2 million in the fourth quarter and full year relating to our Tax Receivable Agreement obligation. On a U.S. GAAP basis, these resulted in a net charge of $6.8 million, or $0.06 (diluted) per share, for the fourth quarter, and a net charge of $47.6 million, or $0.42 (diluted) per share, for the full year of 2021.

LAZ-EPE

###

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Total revenue	$1,012,841	$737,807	$898,326	37%	13%
Interest expense	(20,466)	(20,378)	(20,172)

Net revenue	992,375	717,429	878,154	38%	13%
Operating expenses:
Compensation and benefits	559,768	419,627	524,736	33%	7%
Occupancy and equipment	32,402	31,015	33,592
Marketing and business development	16,850	9,922	8,161
Technology and information services	39,762	37,559	36,100
Professional services	26,060	16,698	20,330
Fund administration and outsourced services	35,784	34,137	26,431
Amortization of intangible assets related to acquisitions	15	15	436
Other	11,197	13,497	11,308

Subtotal	162,070	142,843	136,358	13%	19%

Provision (benefit) pursuant to tax receivable agreement	2,199	—	(439)

Operating expenses	724,037	562,470	660,655	29%	10%

Operating income	268,338	154,959	217,499	73%	23%
Provision for income taxes	57,048	39,446	22,729	45%	151%

Net income	211,290	115,513	194,770	83%	8%
Net income attributable to noncontrolling interests	913	8,304	4,881

Net income attributable to Lazard Ltd	$210,377	$107,209	$189,889	96%	11%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	104,689,273	105,415,743	107,316,315	(1%)	(2%)
Diluted	112,278,982	112,994,037	115,144,030	(1%)	(2%)
Net income per share:
Basic	$1.97	$1.00	$1.73	97%	14%
Diluted	$1.86	$0.94	$1.64	98%	13%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Year Ended
($ in thousands, except per share data)	December 31, 2021	December 31, 2020	% Change
Total revenue	$3,273,816	$2,646,769	24%
Interest expense	(80,768)	(80,631)

Net revenue	3,193,048	2,566,138	24%
Operating expenses:
Compensation and benefits	1,895,859	1,550,684	22%
Occupancy and equipment	128,040	127,682
Marketing and business development	42,755	42,426
Technology and information services	146,765	133,544
Professional services	77,702	66,304
Fund administration and outsourced services	130,502	103,070
Amortization of intangible assets related to acquisitions	60	1,795
Other	45,318	38,931

Subtotal	571,142	513,752	11%

Provision (benefit) pursuant to tax receivable agreement	2,199	(439)

Operating expenses	2,469,200	2,063,997	20%

Operating income	723,848	502,141	44%
Provision for income taxes	181,303	99,449	82%

Net income	542,545	402,692	35%
Net income attributable to noncontrolling interests	14,481	231

Net income attributable to Lazard Ltd	$528,064	$402,461	31%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,035,808	106,862,739	(1%)
Diluted	113,674,699	113,483,380	0%
Net income per share:
Basic	$4.90	$3.69	33%
Diluted	$4.63	$3.54	31%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$1,465,022	$1,389,876
Deposits with banks and short-term investments	1,347,544	1,134,463
Restricted cash	617,448	44,488
Receivables	805,809	743,141
Investments	1,007,339	658,532
Goodwill and other intangible assets	379,571	384,071
Operating lease right-of-use assets	466,054	513,923
Deferred tax assets	435,308	538,448
Other assets	623,086	564,919

Total Assets	$7,147,181	$5,971,861

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,442,701	$1,201,150
Accrued compensation and benefits	972,303	734,544
Operating lease liabilities	552,522	606,963
Tax receivable agreement obligation	213,434	221,451
Senior debt	1,685,227	1,682,741
Other liabilities	628,030	525,579

Total liabilities	5,494,217	4,972,428
Commitments and contingencies
Redeemable noncontrolling interests	575,000	—
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	144,729	135,439
Retained earnings	1,560,636	1,295,386
Accumulated other comprehensive loss, net of tax	(223,847)	(238,368)

Subtotal	1,482,646	1,193,585
Class A common stock held by subsidiaries, at cost	(507,426)	(281,813)

Total Lazard Ltd stockholders’ equity	975,220	911,772
Noncontrolling interests	102,744	87,661

Total stockholders’ equity	1,077,964	999,433

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$7,147,181	$5,971,861

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Revenues:
Financial Advisory	$608,178	$381,295	$508,626	60%	20%
Asset Management	346,607	310,566	336,152	12%	3%
Corporate	13,160	9,783	3,990	35%	N	M

Operating revenue (b)	$967,945	$701,644	$848,768	38%	14%

Expenses:
Adjusted compensation and benefits expense (c)	$544,510	$417,479	$497,260	30%	10%

Ratio of adjusted compensation to operating revenue	56.3%	59.5%	58.6%
Non-compensation expense (d)	$133,903	$116,734	$116,568	15%	15%

Ratio of non-compensation to operating revenue	13.8%	16.6%	13.7%
Earnings:
Earnings from operations (e)	$289,532	$167,431	$234,940	73%	23%

Operating margin (f)	29.9%	23.9%	27.7%
Adjusted net income (g)	$217,209	$111,398	$192,444	95%	13%

Diluted adjusted net income per share	$1.92	$0.98	$1.66	96%	16%

Diluted weighted average shares (h)	113,294,302	113,781,092	115,831,033	(0%)	(2%)
Effective tax rate (i)	19.8%	25.1%	11.1%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Year Ended
($ in thousands, except per share data)	December 31, 2021	December 31, 2020	% Change
Revenues:
Financial Advisory	$1,777,848	$1,403,282	27%
Asset Management	1,328,540	1,111,498	20%
Corporate	32,509	8,760	N	M

Operating revenue (b)	$3,138,897	$2,523,540	24%

Expenses:
Adjusted compensation and benefits expense (c)	$1,836,227	$1,502,123	22%

Ratio of adjusted compensation to operating revenue	58.5%	59.5%
Non-compensation expense (d)	$471,947	$431,898	9%

Ratio of non-compensation to operating revenue	15.0%	17.1%
Earnings:
Earnings from operations (e)	$830,723	$589,519	41%

Operating margin (f)	26.5%	23.4%
Adjusted net income (g)	$575,626	$410,249	40%

Diluted adjusted net income per share	$5.04	$3.60	40%

Diluted weighted average shares (h)	114,248,065	113,904,200	0%
Effective tax rate (i)	23.9%	20.2%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions except share price)

	2014	2015	2016	2017	2018	2019	2020	2021
ADJUSTED U.S. GAAP BASIS (c)
Base salary	$354.0	$355.8	$372.7	$404.9	$431.9	$446.9	$455.0	$487.1
Benefits and other	215.6	228.3	201.9	243.4	263.6	258.3	227.7	286.5
Cash incentive compensation	432.9	413.9	398.3	465.5	445.5	390.8	435.3	662.4

Total cash compensation, benefits and other	1,002.5	998.0	972.9	1,113.8	1,141.0	1,096.0	1,118.0	1,436.0
Amortization of deferred incentive awards	299.2	320.8	352.4	367.3	375.6	367.9	384.1	400.2

Compensation and benefits—Adjusted U.S. GAAP basis (j)	$1,301.7	$1,318.8	$1,325.3	$1,481.1	$1,516.6	$1,463.9	$1,502.1	$1,836.2

% of Operating Revenue	55.6%	55.4%	56.5%	55.8%	55.1%	57.5%	59.5%	58.5%

AWARDED BASIS
Total cash compensation and benefits (per above)	$1,002.5	$998.0	$972.9	$1,113.8	$1,141.0	$1,096.0	$1,118.0	$1,436.0
Deferred year-end incentive awards	325.2	336.1	342.4	351.0	377.8	361.3	364.4	389.7

Compensation and benefits before sign-on and other special deferred incentive awards	1,327.7	1,334.1	1,315.3	1,464.8	1,518.8	1,457.3	1,482.4	1,825.7
Sign-on and other special deferred incentive awards (k)	14.2	26.4	29.9	36.2	45.7	37.6	54.9	48.5

Total Compensation and benefits—Notional	1,341.9	1,360.5	1,345.2	1,501.0	1,564.5	1,494.9	1,537.3	1,874.2
Adjustment for actual/estimated forfeitures (l)	(25.4)	(27.2)	(27.9)	(25.3)	(27.5)	(25.9)	(27.3)	(28.5)

Compensation and benefits—Awarded (m)	$1,316.5	$1,333.3	$1,317.3	$1,475.7	$1,537.0	$1,469.0	$1,510.0	$1,845.7

% of Operating Revenue—Awarded Basis (m)	56.3%	56.0%	56.2%	55.6%	55.8%	57.7%	59.8%	58.8%

Memo:
Total value of deferred equity-based year end incentive awards	$219.0	$267.7	$234.8	$216.4	$253.8	$165.5	$172.4	TBD
Equity-based year end awards—share equivalents (‘000)	4,329	7,778	5,395	3,850	6,735	3,858	3,988	TBD
Price at issuance	$50.60	$34.42	$43.43	$56.22	$37.69	$42.89	$43.23	TBD
Deferred compensation awards ratio (n)	24.5%	25.2%	26.0%	24.0%	24.9%	24.8%	24.6%	21.3%

Operating revenue	$2,340.2	$2,380.1	$2,344.3	$2,654.5	$2,754.8	$2,546.0	$2,523.5	$3,138.9

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr to Qtr	YTD
Equity:
Emerging Markets	$31,227	$31,316	$33,254	(0.3%)	(6.1%)
Global	59,516	58,348	56,246	2.0%	5.8%
Local	56,310	54,764	48,672	2.8%	15.7%
Multi-Regional	73,953	74,840	71,560	(1.2%)	3.3%

Total Equity	221,006	219,268	209,732	0.8%	5.4%
Fixed Income:
Emerging Markets	12,231	12,917	13,651	(5.3%)	(10.4%)
Global	14,410	14,469	11,962	(0.4%)	20.5%
Local	6,022	6,070	5,600	(0.8%)	7.5%
Multi-Regional	13,623	13,731	12,571	(0.8%)	8.4%

Total Fixed Income	46,286	47,187	43,784	(1.9%)	5.7%
Alternative Investments	4,203	3,934	2,748	6.8%	52.9%
Private Equity	1,290	1,288	1,420	0.1%	(9.2%)
Cash Management	954	895	958	6.6%	(0.4%)

Total AUM	$273,739	$272,572	$258,642	0.4%	5.8%

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020		2021	2020
AUM—Beginning of Period	$272,572	$227,752		$258,642	$248,239
Net Flows	(6,735)	(286)		(11,573)	(11,368)
Market and foreign exchange appreciation	7,902	31,176		26,670	21,771

AUM—End of Period	$273,739	$258,642		$273,739	$258,642

Average AUM	$273,514	$245,604		$272,051	$225,361

% Change in average AUM	11.4%			20.7%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Year Ended
($ in thousands, except per share data)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating Revenue
Net revenue—U.S. GAAP Basis	$992,375	$717,429	$878,154	$3,193,048	$2,566,138
Adjustments:
Revenue related to noncontrolling interests (o)	(7,515)	(11,994)	(8,054)	(31,624)	(11,497)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(12,884)	1,368	(25,207)	(35,494)	(40,634)
Distribution fees, reimbursable deal costs, bad debt expense and other (p)	(22,842)	(23,876)	(14,647)	(85,053)	(64,983)
Losses associated with restructuring and closing of certain offices (q)	15	51	—	23,645	—
Interest expense	18,796	18,666	18,522	74,375	74,516

Operating revenue, as adjusted (b)	$967,945	$701,644	$848,768	$3,138,897	$2,523,540

Compensation and Benefits Expense
Compensation and benefits expense—U.S. GAAP Basis	$559,768	$419,627	$524,736	$1,895,859	$1,550,684
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(12,884)	1,368	(25,207)	(35,494)	(40,634)
Expenses associated with restructuring and closing of certain offices (r)	—	(1,012)	—	(14,922)	—
Compensation related to noncontrolling interests (o)	(2,374)	(2,504)	(2,269)	(9,216)	(7,927)

Compensation and benefits expense, as adjusted (c)	$544,510	$417,479	$497,260	$1,836,227	$1,502,123

Non-Compensation Expense
Non-compensation expense—Subtotal—U.S. GAAP Basis	$162,070	$142,843	$136,358	$571,142	$513,752
Adjustments:
Expenses related to office space reorganization (s)	(967)	(991)	(4,184)	(4,611)	(12,646)
Distribution fees, reimbursable deal costs, bad debt expense and other (p)	(22,842)	(23,876)	(14,647)	(85,053)	(64,983)
Amortization of intangible assets related to acquisitions	(15)	(15)	(436)	(60)	(1,795)
Expenses associated with restructuring and closing of certain offices (r)	(115)	(39)	—	(1,539)	—
Non-compensation expense related to noncontrolling interests (o)	(4,228)	(1,188)	(523)	(7,932)	(2,430)

Non-compensation expense, as adjusted (d)	$133,903	$116,734	$116,568	$471,947	$431,898

Pre-Tax Income and Earnings From Operations
Operating Income—U.S. GAAP Basis	$268,338	$154,959	$217,499	$723,848	$502,141
Adjustments:
Provision (benefit) pursuant to tax receivable agreement obligation	2,199	—	(439)	2,199	(439)
Losses associated with restructuring and closing of certain offices (q)	15	51	—	23,645	—
Expenses related to office space reorganization (s)	967	991	4,184	4,611	12,646
Expenses associated with restructuring and closing of certain offices (r)	115	1,051	—	16,461	—
Net income related to noncontrolling interests (o)	(913)	(8,304)	(4,881)	(14,481)	(231)

Pre-tax income, as adjusted	270,721	148,748	216,363	756,283	514,117
Interest expense	18,796	18,666	18,522	74,375	74,516
Amortization of intangible assets related to acquisitions and other	15	17	55	65	886

Earnings from operations, as adjusted (e)	$289,532	$167,431	$234,940	$830,723	$589,519

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd—U.S. GAAP Basis	$210,377	$107,209	$189,889	$528,064	$402,461
Adjustments:
Provision (benefit) pursuant to tax receivable agreement obligation	2,199	—	(439)	2,199	(439)
Losses associated with restructuring and closing of certain offices (q)	15	51	—	23,645	—
Expenses related to office space reorganization (s)	967	991	4,184	4,611	12,646
Expenses associated with restructuring and closing of certain offices (r)	115	1,051	—	16,461	—
Tax expense (benefit) allocated to adjustments	3,536	2,096	(1,190)	646	(4,419)

Net income, as adjusted (g)	$217,209	$111,398	$192,444	$575,626	$410,249

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding—U.S. GAAP Basis	112,278,982	112,994,037	115,144,030	113,674,699	113,483,380
Adjustment: participating securities including profits interest participation rights	1,015,320	787,055	687,003	573,366	420,820

Diluted Weighted Average Shares Outstanding, as adjusted (h)	113,294,302	113,781,092	115,831,033	114,248,065	113,904,200
Diluted net income per share:
U.S. GAAP Basis	$1.86	$0.94	$1.64	$4.63	$3.54
Non-GAAP Basis, as adjusted	$1.92	$0.98	$1.66	$5.04	$3.60

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Year Ended
($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Non-compensation expense—U.S. GAAP Basis:
Occupancy and equipment	$32,402	$31,015	$33,592	$128,040	$127,682
Marketing and business development	16,850	9,922	8,161	42,755	42,426
Technology and information services	39,762	37,559	36,100	146,765	133,544
Professional services	26,060	16,698	20,330	77,702	66,304
Fund administration and outsourced services	35,784	34,137	26,431	130,502	103,070
Amortization of intangible assets related to acquisitions	15	15	436	60	1,795
Other	11,197	13,497	11,308	45,318	38,931

Non-compensation expense—Subtotal—U.S. GAAP Basis	$162,070	$142,843	$136,358	$571,142	$513,752

Non-compensation expense—Adjustments:
Occupancy and equipment (o) (r) (s)	($892)	($1,106)	($3,419)	($5,395)	($11,878)
Marketing and business development (o) (p) (r)	(1,425)	(1,261)	(383)	(4,138)	(4,014)
Technology and information services (o) (p) (r)	4	(72)	155	(170)	(616)
Professional services (o) (p) (r) (s)	(3,888)	(1,143)	(4,101)	(8,546)	(9,806)
Fund administration and outsourced services (o) (p)	(21,661)	(19,669)	(12,114)	(73,426)	(47,956)
Amortization of intangible assets related to acquisitions	(15)	(15)	(436)	(60)	(1,795)
Other (o) (p) (r) (s)	(290)	(2,843)	508	(7,460)	(5,789)

Subtotal Non-compensation adjustments	($28,167)	($26,109)	($19,790)	($99,195)	($81,854)

Non-compensation expense, as adjusted:
Occupancy and equipment	$31,510	$29,909	$30,173	$122,645	$115,804
Marketing and business development	15,425	8,661	7,778	38,617	38,412
Technology and information services	39,766	37,487	36,255	146,595	132,928
Professional services	22,172	15,555	16,229	69,156	56,498
Fund administration and outsourced services	14,123	14,468	14,317	57,076	55,114
Amortization of intangible assets related to acquisitions	—	—	—	—	—
Other	10,907	10,654	11,816	37,858	33,142

Non-compensation expense, as adjusted (d)	$133,903	$116,734	$116,568	$471,947	$431,898

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)   Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)   A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (o) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (p) below), (iv) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (q) below), and (v) interest expense primarily related to corporate financing activities.

(c)   A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three month period ended September 30, 2021 and the twelve month period ended December 31, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), and (iii) compensation and benefits related to noncontrolling interests (see (o) below).

(d)   A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (s) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (p) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), and (v) expenses related to noncontrolling interests (see (o) below).

(e)   A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2021 and December 31, 2020, a provision (benefit) pursuant to our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (q) below), (iii) expenses related to office space reorganization (see (s) below), (iv) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), (v) net revenue and expenses related to noncontrolling interests (see (o) below), (vi) interest expense primarily related to corporate financing activities, and (vii) amortization of intangible assets related to acquisitions.

(f) Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)   A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2021 and December 31, 2020, a provision (benefit) pursuant to our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, losses associated with restructuring and closing of certain offices (see (q) below), (iii) expenses related to office space reorganization (see (s) below), and (iv) for the three and twelve month periods ended December 31, 2021 and for the three month period ended September 30, 2021, expenses associated with restructuring and closing of certain offices (see (r) below), net of tax expense (benefits).

(h)   A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i) Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $53,512, $37,350 and $23,919 for the three month periods ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively, $180,657 and $103,868 for the twelve month periods ended December 31, 2021 and 2020, respectively, and the denominator of which is pre-tax income of $270,721, $148,748 and $216,363 for the three month periods ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively, $756,283 and $514,117 for the twelve month periods ended December 31, 2021 and 2020, respectively.

(j) A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:

	Year Ended December 31,
($ in thousands)	2014	2015	2016	2017	2018	2019	2020	2021
Compensation & benefits expense—U.S. GAAP Basis	$1,313,606	$1,319,746	$1,340,543	$1,512,873	$1,514,735	$1,563,395	$1,550,684	$1,895,859
Adjustments:
Expenses associated with restructuring and closing of certain offices (r)	—	—	—	—	—	—	—	(14,922)
Charges associated with business realignment (t)	—	—	—	—	—	(56,635)	—	—
Charges pertaining to ERP system implementation (u)	—	—	—	—	(1,190)	—	—	—
(Charges) credits pertaining to LFI and other similar arrangements comp. liability	(7,326)	3,827	(3,318)	(23,526)	14,086	(31,657)	(40,634)	(35,494)
Compensation related to noncontrolling interests (o)	(4,567)	(4,776)	(11,900)	(8,285)	(10,999)	(11,175)	(7,927)	(9,216)

Compensation & benefits expense, as adjusted	$1,301,713	$1,318,797	$1,325,325	$1,481,062	$1,516,632	$1,463,928	$1,502,123	$1,836,227

(k) Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires, retention awards, and performance units earned under PRSU grants.

(l) Under U.S. GAAP, an estimate is made for future forfeitures of the deferred portion of such awards. This estimate is based on both historical experience and future expectations. The result reflects the cost associated with awards that are expected to vest. This calculation is undertaken in order to present awarded compensation on a similar basis to GAAP compensation. Amounts for 2014-2017 represent actual forfeiture experience. The 2018-2021 amounts represent estimated forfeitures.

(m) Awarded Compensation and Benefits was restated in 2017 to eliminate the year-end foreign exchange adjustment to better align awarded compensation with revenue. The impact of the change is not material.

(n)   Deferred compensation awards ratio is deferred year-end incentive awards, divided by total awarded compensation excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures.

(o) Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(p)   Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(q)   Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(r) Expenses associated with restructuring and closing of certain offices.
(s) Represents incremental rent expense, building depreciation, impairment losses, and legal fees related to office space reorganization.
(t) Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.
(u) Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

NM Not meaningful
TBD To be determined